UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 19, 2014
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced in the Registrant’s Current Report on Form 8-K, as filed on December 27, 2013, Mr. Philip Goodell did not stand for re-election to the Registrant’s Board of Directors at the Annual Meeting of Stockholders held on February 19, 2014 and as of that date, is no longer a member of the Registrant’s Board of Directors.  Mr. Goodell was appointed to the Registrant’s advisory board.

On February 19, 2014, Ms. Laura Lynch was appointed by the Board of Directors to be the chair of the Registrant’s Corporate Governance and Nominating Committee, in place of Mr. Goodell.

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Stockholders

On February 19, 2014, the Registrant held its annual general meeting of stockholders at 221 N. Kansas Street, Suite 1900, El Paso, Texas 79901 at 10:00 a.m. local time.   Stockholders representing 27,905,325 shares or 75.34% of the shares of common stock authorized to vote (37,036,916) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting.  The stockholders approved the following:

Proposal #1 – Election of Directors
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2014 annual meeting of stockholders or until successors are duly elected and qualified:
	For	Withheld		Abstained	Broker Non Vote
Daniel E. Gorski	15,408,307	1,888,797		33,500	10,574,721
Anthony Marchese	15,210,407	2,086,697		33,500	10,574,721
Cecil C. Wall	17,093,004	204,100		33,500	10,574,721
Dr. Nicholas Pingitore	17,108,504	188,600		33,500	10,574,721
Dr. James Wolfe	17,098,104	199,000		33,500	10,574,721
Jack Lifton	17,293,004	4,100		33,500	10,574,721
Laura Lynch	17,295,604	1,500		33,500	10,574,721

Proposal #2 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year	For	Against	Abstain	Broker Non Vote
	27,595,317	304,061	5,947	0

All Nominees for election to the Registrant’s Board of Directors were elected to the Board and will serve until the Registrant’s 2015 annual meeting of shareholders or until successors are duly elected and qualified. The proposal to ratify the appointment of the Registrant’s Independent Registered Public Accounting Firm for the 2014 fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: February 25, 2014	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer